COLONIAL AGGRESSIVE GROWTH FUND
                  One Financial Center, Boston, Massachusetts 02111

                                                                 June 22, 1998

Dear Shareholder:

         A Special Meeting of Shareholders (Meeting) of Colonial Aggressive Growth Fund (Fund) will be held at 10 a.m. Eastern time on June 30, 1998, at the offices of Colonial Management Associates, Inc. (Adviser). Formal notice of the Meeting appears on the next page, followed by the proxy statement. We urge you to vote your shares by completing and returning the enclosed proxy card in the envelope provided at your earliest convenience.

         At the Meeting, you will be asked to consider approval of a new Management Agreement for the Fund which would name Stein Roe & Farnham Incorporated as the Fund's new investment adviser. After carefully considering this proposal, your Fund's Trustees recommend that you vote FOR the proposal. If the proposal is approved by shareholders, it is anticipated that the name of the Fund will be changed to Stein Roe Advisor Small Cap Growth Fund.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IT IS IMPORTANT THAT YOU VOTE AND THAT YOUR VOTE BE RECEIVED NO LATER THAN JUNE 29, 1998.

         We appreciate your participation and prompt response in this matter.

Sincerely,
[OBJECT OMITTED]
Harold W. Cogger
President

                           COLONIAL AGGRESSIVE GROWTH FUND
                  One Financial Center, Boston, Massachusetts 02111
                                   (617) 426-3750

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD JUNE 30, 1998


Dear Shareholder:

         A Special  Meeting of  Shareholders  (Meeting)  of Colonial  Aggressive
Growth Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial Center, Boston, Massachusetts, on Tuesday, June 30, 1998, at 10:00 a.m. Eastern time, to:

           1. Approve or disapprove a new Management Agreement for the Fund with Stein Roe & Farnham Incorporated;


           2. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                                            By order of the Trustees,
                                            Nancy L. Conlin, Secretary
June 22, 1998

NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES MAY BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

                                   PROXY STATEMENT

                                                                   June 22, 1998

      The Trustees of the Fund have called a Special Meeting of the Fund's shareholders for 10:00 a.m., Tuesday, June 30, 1998 for the purpose described in the accompanying Notice. The purpose of this Proxy Statement is to provide you with additional information regarding the proposal to be voted on at the Meeting and to request your proxy to vote in favor of the proposal. By properly completing and returning the enclosed proxy card, you will authorize the individuals named on the card to vote your Fund shares in favor of the proposal and, in their discretion, on any other matter to properly come before the Meeting. No other matters are contemplated at this time. Additional information concerning the proxy solicitation and voting process and who is eligible to vote is set forth below; Sections 1 and 2, respectively, contain additional information regarding the matter to be voted on at the Meeting.

Voting; Proxies; Shareholders Entitled to Vote.

      The enclosed proxy, which was first mailed on June 22, 1998, is solicited by the Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. All costs associated with proxy printing, mailing and solicitation will be paid by the Fund.

      Shareholders of record at the close of business on June 12, 1998 will have one vote for each share held. On such date, the Fund had outstanding ____ Class A, ____ Class B and ____ Class C shares of beneficial interest. Holders of thirty percent of the shares outstanding on such date constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting.

      As of June 12, 1998, the following shareholder owned more than 5% of a class of shares of the Fund and was deemed to control the Fund:

      Name and Address               Number of Shares Owned and Percent of Class

                                        Class A      Class B        Class C
Keyport Life Insurance Company
125 High Street                           %             %              %
Boston, MA  02101

      Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote for purposes of determining the presence of a quorum. Withheld authority, abstentions and broker non-votes will have the effect of votes against the new Management Agreement proposal.

Further information concerning the Fund is contained in its most recent Annual and/or Semiannual Reports to shareholders, which are obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA 02111 or by calling 1-800-426-3750, extension 3062.

1.    Approve or Disapprove a New Management Agreement.

a. Description of Proposal.

      The Board of Trustees propose that shareholders approve a new Management Agreement, in the form set forth in Appendix A, between Colonial Trust VI (Trust), on behalf of the Fund, and Stein Roe & Farnham Incorporated (Stein
Roe). The new Management Agreement is identical to the existing Management Agreement except that Stein Roe will assume the role of investment adviser for the Fund and will be compensated at an annual rate of 0.60% of average daily net assets. The existing Management Agreement, which was approved by the sole shareholder of the Fund on March 25, 1996 and most recently continued by the Board of Trustees on June 19, 1998, provides for a monthly fee at the annual rate of 0.85% of the Fund's average daily net assets. If shareholders approve the new Management Agreement, the Fund will also enter into an Administration Agreement with the Adviser providing for an administration fee payable to the Adviser at an annual rate of 0.25% of the Fund's average daily net assets. The Adviser has maintained a voluntary fee waiver and expense reimbursement such that total operating expenses (exclusive of service fees, distribution fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) have been limited to 1.30% annually of the Fund's average net assets. If shareholders approve the new Management Agreement, the Adviser and Stein Roe intend to continue this voluntary fee waiver and expense reimbursement until further notice.

      Under the voluntary fee waiver and expense reimbursement, the Fund did not pay a management fee for the fiscal year ended June 30, 1997, or the semiannual period ended December 31, 1997. If the new Management Agreement and
Administration Agreement had been in effect during the fiscal year ended June 30, 1997, and the semiannual period ended December 31, 1997, the Fund also would not have paid management and administration expenses.

      The following tables summarize the Fund's transaction expenses and annual operating expenses for each class of the Fund's shares, based on expenses incurred in the most recent fiscal year:

Shareholder Transaction Expenses(1)(2)
                                            Class A     Class B      Class C
Maximum Initial Sales Charge Imposed on a
Purchase (as a % of offering price)(3)      5.75%       0.00%(4)     0.00%(4)
Maximum Contingent Deferred Sales Charge
(as a % of offering price)(3)               1.00%(5)    5.00%        1.00%

(1)    For  accounts  less than  $1,000 an annual fee of $10 may be  deducted.
(2) Redemption proceeds exceeding $1,000 sent via federal funds wire will be subject to a $7.50 charge per transaction.
(3)    Does not apply to reinvested distributions.
(4) Because of the 0.75% distribution fee applicable to Class B and Class C shares, long-term Class B and Class C shareholders may pay more in aggregate sales charges than the maximum initial sales charge permitted by the National Association of Securities Dealers, Inc. However, because the Fund's Class B shares automatically convert to Class A shares after approximately 8 years, this is less likely for Class B shares than for a class without a conversion feature.
(5) Only with respect to any portion of purchases of $1 million to $5 million redeemed within approximately 18 months after purchase. See "How to Buy Shares" in the Fund's Prospectus.

Annual Operating Expenses (as a % of average net assets)
                                            Class A      Class B     Class C
Management fee (after fee waiver)           0.00%        0.00%       0.00%
12b-1 fees                                  0.25         1.00        1.00
Other expenses (after fee waiver)           1.30         1.30        1.30
                                            ----         ----        ----
Total operating expenses                    1.55%        2.30%       2.30%
                                            ====         ====        ====

      The Adviser has agreed, until further notice, to waive fees and bear certain Fund expenses to the extent that "Total operating expenses" (exclusive of service fees, distribution fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 1.30% annually of the Fund's average net assets. Absent such agreement, the "Management fee" would be 0.85% for each Class of shares, "Other expenses" would be 3.02% for each Class of shares and "Total operating expenses" would be 4.12% for Class A shares and 4.87% for each of Class B and Class C shares.

      The following table shows the cumulative expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for the periods specified, assuming a 5% annual return, and, unless otherwise noted, redemption at period end:

                 Class A                Class B                  Class C
Period:                            (1)         (2)         (1)        (2)
1 year             $ 72         $  73       $  23        $  33      $  23
3 years             104           102          72           72(4)      72
5 years             137           143         123          123        123
10 years            231           245(3)      245(3)       264        264

(1)  Assumes redemption at period end.
(2)  Assumes no redemption.
(3) Class B shares automatically convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A shares expenses.
(4) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.

      Had the new Management Agreement and Adminstration Agreement been in effect and assuming the continuation of the voluntary fee waiver and expense reimbursement, the Fund's annual operating expenses for each class of shares would have been the same as those referenced above.

      The cumulative expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for 1, 3, 5 and 10 years, assuming that the new Management Agreement and Administration Agreement were in effect and assuming a 5% annual return and the continuation of the voluntary fee waiver and expense reimbursement, would have been the same as those referenced above.

b. Consideration by the Board of Trustees.

      The Board of Trustees met on April 24, 1998 to consider, among other things, the proposed change in the Fund's investment adviser. The Adviser reviewed the proposal with the Board of Trustees at the meeting, and provided a rationale for the proposed change. The Adviser stated that Stein Roe, an affiliate of the Adviser, has expertise and proven performance as an investment adviser to growth funds. The Adviser's "New Value"(R) investment management style is less well-suited to an aggressive growth fund like the Fund, which seeks capital appreciation as its investment objective.

      The Fund pursues its objective generally by investing a significant portion of its assets in securities of smaller companies and new issues (stock market capitalizations of between $20 million and $1 billion for smaller-sized companies and $1 billion to $8 billion for medium-sized companies) with a market niche or proprietary products which have the potential to grow rapidly.

      Based on the information provided to the Board of Trustees, the Board of Trustees unanimously approved the new Management Agreement and Administration Agreement.

c. Trustees and Officers and Other Information.

         The following table sets forth certain information about the Board of Trustees of the Fund:

Name        Trustee             Shares Beneficially Owned     Percentage of Fund
(Age)        Since              of Fund at June 12, 1998         Shares Owned
----         -----              ------------------------         ------------

Robert J. Birnbaum                        ----                       ----
(69)               1995
Tom Bleasdale                             ----                       ----
(67)               1991
Lora S. Collins                           -----                      ----
(61)               1991
James E. Grinnell                         ----                       ----
(67)              1995
Richard W. Lowry                          ----                       ----
(61)              1995
William E. Mayer (1)                      ----                       ----
(57)            1994
James L. Moody, Jr.                       ----                       ----
(65)            1991
John J. Neuhauser                         ----                       ----
(54)            1991
Robert L. Sullivan                        ----                       ----
(69)             1991

Trustees and officers as a                ----                       ----
group

(1) Mr. Mayer is an "interested person," as defined in the Investment Company Act of 1940 (1940 Act), because of his affiliation with Hambrecht & Quist Incorporated (a registered broker-dealer).

      The following table sets forth certain information about the executive officers of the Fund:

                   Executive                                      Shares
Name                Officer                                     Beneficially
(Age)                Since                                       Owned and
                                                             Percent of Fund
                                    Office with Fund (1)     at June 12, 1998

  Harold W. Cogger              President                          ----
  (62)               1996
  Davey S. Scoon                Vice President                     ----
  (51)               1993
  Timothy J. Jacoby             Treasurer and Chief                ----
  (45)               1996        Financial Officer
  J. Kevin Connaughton          Controller and Chief               ----
  (33)               1998       Accounting Officer
  Nancy L. Conlin               Secretary                          ----
  (44)               1998

(1) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

d. Information Concerning Stein Roe, the Adviser and their Affiliates.

      Stein Roe, One South Wacker Drive, Chicago, Illinois 60606, acts as investment adviser to the Stein Roe Mutual Funds as well as mutual funds sponsored by affiliated and unaffiliated companies. Stein Roe and the Adviser are each wholly-owned indirect subsidiaries of Liberty Financial Companies, Inc. (Liberty Financial). Liberty Financial is an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. Liberty Mutual is an underwriter of workers' compensation insurance and a Massachusetts-chartered mutual property and casualty insurance company. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Liberty Mutual's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117. Liberty Mutual is deemed to be the controlling entity of Stein Roe, the Adviser and their affiliates.

      Stein Roe and its  predecessor  have been  providing  investment  advisory services since 1932. Stein Roe acts as investment adviser to wealthy individuals, trustees, pension and profit sharing plans, charitable organizations and other institutional investors. As of December 31, 1997, Stein Roe managed over $27.5 billion in assets: over $9.8 billion in equities and over $17.7 billion in fixed-income securities (including $1.7 billion in municipal securities). The $27.5 billion in managed assets included over $7.1 billion held by open-end mutual funds managed by Stein Roe (approximately 15% of the mutual fund assets were held by clients of Stein Roe). These mutual funds were owned by over 268,000 shareholders. The $7.1 billion in mutual fund assets included over $714 million in over 41,000 Individual Retirement Accounts (IRAs). In managing those assets, Stein Roe utilizes a proprietary computer-based information system that maintains and regularly updates information for approximately 9,000 companies. Stein Roe also monitors over 1,400 issues via a proprietary credit analysis system. At December 31, 1997, Stein Roe employed 18 research analysts and 55 account managers. The average investment-related experience of these individuals was 24 years.

   The directors of Stein Roe are Harold W. Cogger, Kenneth R. Leibler, C. Allen Merritt, Jr., Thomas W. Butch and Hans P. Ziegler. Mr. Cogger serves as Chairman of the Board of The Colonial Group, Inc. and of the Adviser and as an Executive Vice President of Liberty Financial; Mr. Leibler is President and Chief
Executive Officer of Liberty Financial; Mr. Merritt is Chief Operating Officer of Liberty Financial; Mr. Butch is President of Stein Roe's Mutual Funds division and Senior Vice President of Liberty Financial Investments, Inc. (Distributor); and Mr. Ziegler is Chief Executive Officer of Stein Roe. The business address of Messrs. Cogger, Leibler and Merritt is 600 Atlantic Avenue, Federal Reserve Plaza , Boston, Massachusetts 02210; that of Messrs. Butch and Ziegler is One South Wacker Drive, Chicago, Illinois 60606.

  The directors of the Adviser are Harold W. Cogger, Stephen E. Gibson, Davey S. Scoon and Nancy L. Conlin. Mr. Gibson is the principal executive officer of the Adviser. The principal occupations of the Adviser's directors are as officers and directors of the Adviser and certain of its affiliates. The address of the directors and officers of the Adviser, other than Mr. Cogger, is One Financial Center, Boston, Massachusetts 02111.

      Compensation under the existing and new Management Agreements is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale. No such limits are currently in effect.

      The existing and new Management Agreements provide that, subject to the Board of Trustees' supervision, the Adviser or Stein Roe will manage the assets of the Fund in accordance with its Prospectus and Statement of Additional Information, purchase and sell securities and other investments on behalf of the Fund and report results to the Board of Trustees periodically. The existing and new Management Agreements also require the Adviser or Stein Roe to furnish, at their expense (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (excluding custodial, transfer agency, pricing and certain record keeping services); and
(c) compensation to Trustees who are directors, officers of employees or the Adviser or Stein Roe or their affiliates.

      The existing and new Management Agreements may be terminated at any time by the Adviser or Stein Roe, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund without penalty on 60 days' written notice; shall automatically terminate upon any assignment; and otherwise shall continue in effect from year to year if approved annually (1) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and (2) by a majority of the Trustees who are not "interested" persons as defined under the 1940 Act.

      If the new Management Agreement is approved, the Adviser will provide the Fund with certain administrative services and generally oversee the operation of the Fund. The Fund will pay the Adviser a monthly fee at the annual rate of 0.25% of the Fund's average daily net assets for these services.

      The Adviser provides bookkeeping and pricing services to the Fund pursuant to a separate Pricing and Bookkeeping Agreement under which the Adviser is paid a monthly fee of $2,250 for the first $50 million of the Fund's net assets, plus a monthly percentage fee at the following annual rates: 0.035% on the next $950 million; 0.025% on the next $1 billion; 0.015% on the next $1 billion; and 0.001% on the excess over $3 billion of the average daily net assets of the Fund for such month. For these services and before the voluntary fee reduction then in effect, the Fund paid the Adviser $27,000 for the fiscal year ended June 30, 1997.

      Colonial Investors Service Center, Inc. (Transfer Agent), an affiliate of the Adviser and Stein Roe, serves as the Fund's shareholder servicing and transfer agent. The Transfer Agent is paid a monthly fee of 0.25% annually of the Fund's average daily net assets plus certain out-of-pocket expenses. For these services and before the voluntary fee reduction then in effect, the Fund paid the Transfer Agent $9,000 for the fiscal year ended June 30, 1997. Effective October 1, 1997, the fee began to be reduced so that after September 30, 1998, the fee will be at the annual rate of 0.236% of the Fund's average daily net assets plus certain out-of-pocket expenses.

      The Distributor, a subsidiary of the Adviser, serves as the distributor for the Fund's shares. For the fiscal year ended June 30, 1997, the Distributor did not retain any net underwriting discounts on sales of the Fund's Class A shares, nor did it receive any contingent deferred sales charges on Class B and Class C share redemptions. The Distributor is paid a monthly service fee at an annual rate of 0.25% of the Fund's net assets attributable to Class A, Class B and Class C shares. The Fund also pays the Distributor a monthly fee of 0.75% of the average daily net assets attributed to the Fund's Class B and Class C shares. For these services, the Fund paid the Distributor service fees of $9,000 and distribution fees applicable to Class B and Class C shares of $ 2,000 and $2,000 , respectively, for the fiscal year ended June 30, 1997.

      In addition to the fees described above, the Fund pays all of its expenses not assumed by the Adviser, which may include, without limitation, fees and expenses of the Independent Trustees, interest charges, taxes, brokerage commissions, expenses of issue or redemption of shares, fees and expenses of registering and qualifying shares of the Fund for distribution under federal and state laws and regulations, custodial, auditing and legal expenses, expenses of providing reports to shareholders, expenses of meetings of shareholders, expenses of printing and mailing prospectuses, proxy statements and proxies to existing shareholders, and its proportionate share of insurance premiums and professional association dues or assessments. With respect to Colonial Trust VI, all general Trust expenses are allocated among and charged to the assets of each fund in the Trust, including the Fund, on a basis that the Board of Trustees deems fair and equitable, which may be based on the relative net assets of such funds or the nature of the services performed and relative applicability of the services to each fund. Each fund also is responsible for such non-recurring expenses as may arise, including litigation in which the fund may be a party, and other expenses as determined by the Board of Trustees. Each fund may have an obligation to indemnify its officer and Trustees with respect to litigation.

e. Other Funds Managed by Stein Roe.

      In addition to the proposed services to be provided by Stein Roe to the Fund, Stein Roe also provides management and other services and facilities to other investment companies with different investment objectives than the Fund. Information with respect to the assets of and management fees payable to Stein Roe by the funds having investment objectives similar to those of the Fund, is set forth below:

                                     Total                    Annual
                                 Net Assets at            Management Fee
                                 May 29, 1998             as % of Average
Funds                           (in thousands)           Daily Net Assets

                                                  0.75% up to $500 million,
Stein Roe Investment                              0.70% of next $500 million,
Trust--Stein Roe Growth                           0.65% of next $500 million,
Opportunities Fund                  $59,304       0.60% thereafter

                                                  0.75% up to $500 million,
Stein Roe Investment                              0.70% of next $500 million,
Trust--Stein Roe Capital                          0.65% of next $500 million,
Opportunities Fund                  916,347       0.60% thereafter

                                                  0.75% up to $500 million,
                                                  0.70% of next $500 million,
SR&F Base Trust--SR&F Special                     0.65% of next $500 million,
Portfolio                          1,279,351      0.60% thereafter

SR&F Base Trust--SR&F Special
Venture Portfolio                   209,418       0.75%

SteinRoe Variable Investment
Trust--Stein Roe Special
Venture Fund                        183,132       0.50%

Investors Mark Series
Fund--Small Cap Equity
Portfolio                            1,956        0.95%

American Skandia Trust -
Stein Roe Venture Fund               4,236        0.95%

f. Required Vote.

      Approval of the new Management Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

      The Trustees unanimously recommend that shareholders of the Fund vote to approve the new Management Agreement.

2. Other Matters and Discretion of Attorneys Named in the Proxy.

      As of the date of this Proxy  Statement,  only the  business  mentioned in
Item 1 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

      If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Item set forth in the Notice of the Meeting are not received by June 30, 1998, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against the Item.

      The Trust's Agreement and Declaration of Trust does not provide for an annual meeting of shareholders. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to such meeting.

      Shareholders are urged to vote, sign and mail their proxies immediately.

17

                                     APPENDIX A

                                MANAGEMENT AGREEMENT

AGREEMENT dated as of July 1, 1998, between COLONIAL TRUST VI, a Massachusetts business trust (Trust), with respect to STEIN ROE ADVISOR SMALL CAP GROWTH FUND
(Fund),  and STEIN ROE & FARNHAM  INCORPORATED,  a Delaware  corporation  (Stein
Roe).

In consideration of the promises and covenants herein, the parties agree as follows:

1. Stein Roe will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. Stein Roe may delegate to an affiliate the responsibility for placing orders to effect the investment of the Fund's available cash pursuant to written instructions of Stein Roe.

2.     In carrying out its investment management obligations, Stein Roe shall:

      (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. Stein Roe shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay Stein Roe monthly a fee at the annual rate of 0.60% of the average daily net assets of the Fund.

5. Stein Roe may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation Stein Roe declares to be effective.

6. This Agreement shall become effective as of the date of its execution, and

      (a) unless otherwise terminated, shall continue until two years from its date of execution and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to Stein Roe either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by Stein Roe on sixty days' written notice to the Trust.

7.     This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. Stein Roe shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Stein Roe agrees to make such records available upon request to the Trust and its auditors during regular business hours at Stein Roe's offices. Stein Roe further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.

10. The Fund may use the name "Stein Roe Advisor," or any other name derived from the name "Stein Roe," only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization that shall have succeeded to the business of Stein Roe, so long as such organization is a majority or greater owned subsidiary of Liberty Financial Companies, Inc. At such time as this Agreement or any extension, renewal or amendment hereof, or each such other similar successor organization agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Stein Roe," any name similar thereto, or any other name indicating that it is advised by or otherwise connected with Stein Roe, or with any organization which shall have succeeded Stein Roe's business as an investment adviser.

11. In the absence of willful misfeasance, bad faith or gross negligence on the part of Stein Roe, or reckless disregard of its obligations and duties hereunder, Stein Roe shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLONIAL TRUST VI on behalf of                 STEIN ROE & FARNHAM
STEIN ROE ADVISOR SMALL                        INCORPORATED
CAP GROWTH FUND


By:  __________________________             By:  ____________________________
     Title:                                      Title:

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

PLEASE VOTE PROMPTLY
                      *********************************

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

This proxy is solicited on behalf of the Board of Trustees. The signers of this proxy hereby appoint Nancy L. Conlin and William J. Ballou, each of them proxies of the signers, with power of substitution to vote at the

Special Meeting of Shareholders of Colonial Aggressive Growth Fund, to be held at Boston, Massachusetts, on Tuesday, June 30, 1998, and at any adjournments, as specified herein, and in accordance with their best judgement, on any other business that may properly come before this meeting.

After careful review, the Board of Trustees unanimously has recommended a vote "FOR" all matters.

Colonial Management Associates, Inc.
One Financial Center
Boston, Massachusetts 02111


PLEASE READ BOTH SIDES OF THIS CARD

VOTE TODAY!

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted FOR Item 1 below. This proxy will be voted in accordance with the holder's best judgement as to any other matter.

The Board of Trustees recommends a vote FOR the following Item:

Approve or disapprove a new Management Agreement for the Fund with Stein Roe & Farnham Incorporated (Item 1 of the Notice)

For                      Against                        Abstain
 --                          --                                 --
|  |                        |  |                               |  |
 --                          --                                 --
Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                                    --
MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE BELOW                |  |
                                                                    --
----------------------------------------

----------------------------------------


______________________      ____________________      Date_________________
Shareholder sign here       Co-owner sign here


PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.